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                                                                      Exhibit 23

                         MANION MCDONOUGH & LUCAS, P.C.
                                ATTORNEYS AT LAW

600 GRANT STREET                                                     TELEPHONE
SUITE 882                                                         (412) 232-0200
PITTSBURGH, PENNSYLVANIA 15219-2702                                  ---------
                                                                     TELECOPIER
                                                                  (412) 232-0206

                                 July 31, 2000

VIA FAX AND U.S. MAIL
---------------------

James Martin, CFO
Northstar Health Services, Inc.
The Atrium
665 Philadelphia Street
Indiana, PA 15701

          Re:  Northstar Health Services, Inc.
               -------------------------------

Dear Jim:

          In accordance with our phone conversation on Friday, I am forwarding herewith by fax and U.S. mail a duplicate of my letter of March 23, 1998 concerning the claim of James P. Shields in this matter.

          As we discussed, Northstar has our consent to disclose our opinion to the Securities & Exchange Commission.


                                             Very truly yours,

                                             MANION MCDONOUGH & LUCAS, P.C.

                                             By /s/ Paul A. Manion

                                                Paul A. Manion

PAM/jp
Enclosure